UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Amendment No. 1
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party Other Than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Signalife, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

2)

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3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

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5)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

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June 1, 2007

To Our Shareholders:

I am pleased to invite you to attend the 2007 Annual Meeting of Shareholders of Signalife, Inc., to be held on Saturday, June 23, 2007, at 1:30 p.m., Pacific Coast Time, at the Sheraton Universal Hotel; 333 Universal Hollywood Drive,  Universal City, California (the “Annual Meeting”).

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card.  We also enclose a copy of our Annual Report on Form 10-KSB for our 2006 fiscal year, which provides additional current information relating to Signalife and our business.

If you hold shares of our common stock or series ’A’ preferred stock as of the close of business on May 31, 2007, you will be entitled to vote at the Annual Meeting.  The principal purpose of the Annual Meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement accompanying this letter, is to elect seven directors to our board of directors and to ratify the appointment of our independent auditors.  You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals.  Please note that we plan to conduct a short meeting to focus on these items, and related discussion.  After that, we will provide time for your questions and comments.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted.  For that reason we request that you submit your proxy as soon as possible by either mail, facsimile or internet.  If you decide to attend the Annual Meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Signalife, and hope you can be with us at the annual meeting.

Sincerely

Pamela M. Bunes Chief Executive Officer and President

SIGNALIFE, INC.

531 South Main Street, Suite 103

Greenville, South Carolina 29601

Telephone: (864) 233-2300 / Facsimile: (864) 233-2100

2007 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Saturday, June 23, 2007, at 1:30 p.m., Pacific Coast Time.
Place	Sheraton Universal Hotel; 333 Universal Hollywood Drive, Universal City, California 91608
Items of Business

•

To elect seven directors to serve until the Annual Meeting of Shareholders to be held in the year 2007;

•

To ratify the appointment of Elliott Davis, LLC,. as our independent auditors for the fiscal year ended December 31, 2007; and

•

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock or series ’A’ preferred stock as of the record date for the Annual Meeting.
Record Date	May 31, 2007.
Annual Report	Our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006 is enclosed.
Voting By Proxy

Please submit your proxy as soon as possible by either mail, facsimile or internet so that your shares can be voted at the Annual Meeting in accordance with your instructions.  For specific instructions, please refer to the “Questions And Answers” section beginning on page 1 of this proxy statement and the instructions on the proxy card.

Mailing Date

This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006 are being distributed on or before June 8, 2007.

QUESTIONS AND ANSWERS

Q: Why Am I Receiving These Materials?

A:

The board of directors of Signalife, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Signalife”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Saturday, June 23, 2007 (the “Annual Meeting”). As a holder of record or beneficial owner of shares of our common stock or series ’A’ preferred stock you are invited to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

For purposes of this proxy statement, shares of our common stock and series ’A’ preferred stock are sometimes referred to as “common shares” and “series ‘A’ preferred shares”, respectively, and collectively as “voting shares”, while holders of our common shares and series ‘A’ preferred shares are sometimes referred to as “common shareholders” and “series ‘A’ shareholders”, respectively, and collectively as “voting shareholders”.

Q:

What Information Is Contained In These Materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Signalife we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”).  We are also including with this proxy statement our annual report on form 10-KSB for our fiscal year ended December 31, 2006, which includes an updated description of our business and audited financial statements for our most recent fiscal year ended December 31, 2006.

Q:

What Proposals Are Our Voting Shareholders Entitled To Vote Upon At The Annual Meeting?

A:

There are two proposals scheduled to be voted on at the Annual Meeting by our voting shareholders, voting together as a single class:

•

the election of seven directors to serve until their successors are duly appointed, which we anticipate will occur at the Annual Meeting of Shareholders to be held in the year 2008, and

•

the ratification of Elliott Davis, LLC, as our independent auditors for our fiscal year ended December 31, 2007.

Q:

What Is Signalife’s Voting Recommendation To Our Voting Shareholders?

A:

Our board of directors recommends that you vote your shares “FOR” each of the seven director nominees to our board of directors, and “FOR” the ratification of Elliott Davis, LLC, as our independent auditors for our fiscal year ended December 31, 2007.

Q:

What Shares Can I Vote?

A:

You may vote any voting shares which you own as of the close of business on May 31, 2007, the record date for the Annual Meeting (the “Record Date”).  These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:

Do I Need An Admission Ticket To Attend The Annual Meeting?

A:

All Signalife shareholders are welcomed to attend the Annual Meeting.  You may,

however, be required to provide proof of identification should you desire to attend and vote your shares at the Annual Meeting.

Q:

Can I Vote My Shares In Person At The Annual Meeting?

A:

Yes, you may vote your shares in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

Q:

How Can I Vote My Shares Without Attending The Annual Meeting?

A:

To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Signalife’s stock transfer and registrar, Atlas Stock Transfer Corporation, either by mail, facsimile or internet.  Please see the proxy card for faxing or internet voting instructions.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”.  For Atlas’ contact information see “Q: How Can I Get Further Information?” below.

Q:

Can I Change My Vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:

How Are Votes Counted?

A:

In the election of directors, you may vote “FOR” each or all of the director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our director nominees has consented to his or her nomination for election.  Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:

What Is The Voting Requirement To Approve Each Of The Proposals?

A:

In the case of the election of the director positions, the seven persons receiving the highest number of “FOR” votes of our voting shares voting as a single class will be elected.  All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

Q:

What Happens If Additional Proposals Are Presented At The Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Ms. Pamela M. Bunes (our President and Chief Executive Officer) and

Mr. Kevin F. Pickard (our Interim Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:

How Many Votes Do I Have?

A:

Each voting share outstanding as of the Record Date is entitled to one vote for each of the seven director positions, and one vote for each of the other proposals.  As of May 6, 2007, there were 45,714,742 voting shares issued and outstanding.

Q:

Is Cumulative Voting Permitted For The Election Of Directors?

A:

No.  Cumulative voting does not apply to any of the matters to be voted upon at the Annual Meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q:

What Is The Quorum Requirement For The Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the shares entitled to vote.  In determining whether a quorum is present, all shares present in person or represented by proxy with respect to the matter to be voted upon are counted as present for the purpose of determining the presence of a quorum, including shares to which the holder abstains from voting on the matter.

Q:

Who Will Count The Votes?

A:

A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:

Where Can I Find The Voting Results Of The Annual Meeting?

A:

We will announce preliminary voting results at the meeting and publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the second quarter of fiscal 2007 which we expect to file with the SEC on or before August 15, 2007.

Q:

Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?

A:

Signalife will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:

May I Nominate A Director For Election At The Annual Meeting?

A:

So long as you are a shareholder as of the Record Date, you may nominate a director for election at the Annual Meeting provided that you provide Signalife with adequate prior written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., no later than June 13, 2007).  In addition, the notice must meet all other requirements contained in our bylaws or corporate governance charters and codes.

Any nomination for a director nominee must contain the following information:  (1) the nominee's name, age, business address and, if known, residence address; (2) the nominee’s principal occupation or employment; and (3) the number of shares of each class of company stock which the nominee beneficially owns.

Any nomination for a director nominee must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

Q:

May I Propose Actions For Consideration At The Annual Meeting?

A:

It is too late to propose actions at this year’s Annual Meeting.  You may, however, make a proposal for next year’s annual meeting of shareholders.

If you intend to tender a shareowner proposal to be considered for inclusion in our proxy statement for next year’s annual meeting of shareholders, then you must, pursuant to SEC rules, deliver the written proposal to Signalife by no later than 120 days in advance of the day specified as the mailing date of this proxy statement.  Thus, since June 8, 2007 is specified as the mailing date for this proxy statement, we must receive your written proposal by no later than February 9, 2008 (i.e., 120 days prior to the one year anniversary of the June 8, 2007 date) in order for the proposal to be deemed delivered in a timely manner.

In order for you to raise a shareowner proposal from the floor during next year’s annual meeting of shareholders, you must, pursuant to SEC rules, deliver the written proposal to us by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for that annual meeting.  Thus, since June 8, 2007 is specified as the mailing date for this proxy statement, in order for you to make any such proposal from the floor, we must receive the written proposal by no later than April 15, 2008 (i.e., 45 days prior to the one year anniversary of the June 9, 2007 date) in order for the proposal to be deemed delivered in a timely manner.  .

Any proposal you may make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Signalife reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:

How Can I Contact Signalife’s Directors?

A:

If you would like to contact or board or directors or any of our directors, you may send a communication to the board or that director in care of Signalife at any of the following company addresses, and we will forward that communication to the board or that director:

Signalife, Inc.

531 South Main Street, Suite 103

Greenville, South Carolina 29601

Tel:  (864) 233-2300

Fax:  (864) 233-2100

E-mail:  info@signalife.com

After reviewing shareholder messages, our board of directors or the specified director will, at its or his or her discretion, determine whether any response is necessary.

Q:

How Can I Get Further Information?

A:

If you have questions or need more information about the Annual Meeting, you may contact Signalife at the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.

Any questions you may have relating to title to your securities or your address of record should be addressed to Signalife’s stock transfer and registrar, Atlas Stock Transfer Corporation, at the following addresses:

Atlas Stock Transfer Corporation

5899 South State Street,

Salt Lake City, Utah 84107

Tel:  (801) 266-7151

Fax:  (801) 262–0907

E-mail: as-transfer@msn.com

Q:

What happens if several shareholders reside at the same address but we only receive one set of proxy materials?

A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Signalife at any of the addresses previously described in “Q: How Can I Contact Signalife’s Directors?”.  You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, our voting shareholders will elect seven directors.  Each director so elected will serve in that position until his or her successor is duly elected and qualified, which we anticipate will occur at next our annual meeting of shareholders to be held in 2008.

There are seven nominees for election to our board of directors at this Annual Meeting, namely, Ms. Pamela M. Bunes, Mr. Ellsworth Roston, Dr. Lowell T. Harmison, Ms. Jennifer Black, Mr. Rowland Perkins, Mr. Charles Harrison and Mr. Jesse S. Rosas.  Mr. Rosas will be replacing Ms. Norma Provencio as a director, whom Signalife intends to engage as a consultant going forward.  With the exception of Mr. Rosas, each of the director nominees has served as a director since our last annual meeting of shareholders.  Information regarding the business experience of each of these nominees is provided below.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

The designated proxy holders will vote each proxy they received from our voting shareholders as directed on their proxy cards or, if no direction is made, for the seven nominees named above.  If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors.  We have no reason to believe that any substitute nominee will be required.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees named above as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The seven nominees receiving the highest number of votes cast by our voting shareholders, voting as a single class, will be elected to fill the seven director positions.  The proxies cannot be voted for more than seven nominees.

Our board of directors recommends to our voting shareholders that you vote “FOR” the election of Ms Bunes, Mr. Roston, Dr. Harmison, Ms. Black, Mr. Perkins and Mr. Harrison and Mr. Rosas as our seven directors.  Proxies solicited by our board of directors will be so voted unless the voting shareholder tendering the proxy specifies otherwise.

Nomination Procedures

The seven director nominees were recommended for election by our nomination and qualifications committee (the “nominations committee”) comprised of Ms. Black, as chairman, and Ms. Provencio and Mr. Perkins as members.  These nominees where then approved by the full board of directors.

There are no minimum qualifications for serving on our board of directors.  Nevertheless, in evaluating the suitability of individual board members, the nominations committee and the board consider, among other factors, the prospective nominee's:  (1) personal and professional integrity; (2) business judgment; (3) general understanding of marketing, finance and other disciplines relevant to the success of a small start-up publicly-traded company in today’s business environment; (4) general understanding of the company's business on a technical level; (5) educational and professional background, (6) overall ability to effectively work with the other members of the board to collectively serve the long-term interests of the shareholders; and (7) commitment and ability to devote sufficient time and energy to diligently his or her duties.  In determining whether to recommend a director for re-election, the nominations committee and the board consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.  The nominations committee and the board evaluate each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.  The foregoing standards and procedures are set forth in our corporate governance guidelines, which may be viewed on the company’s website at www.signalife.com.  As a practical matter, we strive to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise.  Notwithstanding the foregoing, our ability to attract and engage a board of directors comprised of individuals having all of the above ideal attributes is limited by our status as a development stage company with limited resources and market capitalization.  No consultants or search firms were used by the nominations committee or the board in identifying and selecting the director nominees.

Background Of Director Nominees

Pamela M. Bunes Age 44 Director since March 2005

Ms. Bunes has served as our President and Chief Executive Officer since April 15, 2005; as Assistant Secretary since March 26, 2005, and as a director since March 22, 2005.  Prior to joining Signalife, Ms. Bunes had been employed by Biosense Webster, Inc., from August 2004 to April 2005.  Prior to that, Ms. Bunes was employed as Executive Account Manager with Ethicon Endo-Surgery, Inc., having started as Account Manager of that company in October 1990 until her transfer to Biosense Webster.  Biosense Webster and Ethicon Endo-Surgery are each subsidiaries of Johnson & Johnson (NYSE:JNJ).  Prior to that, Ms. Bunes was a Corporate Loan Officer and Vice President from 1986 to October 1990, and Analyst for the Specialized Industries Mergers and Acquisitions Group (Banking) from 1985 to 1986, of First Union National Bank.  Ms. Bunes has a Bachelors’ of Arts degree with double majors in Economics and Business Administration (Finance) from Converse College in Spartanburg, South Carolina.

Ellsworth Roston Age 84 Director since November 2002

Mr. Roston has served as a director since November 1, 2002.  Mr. Roston has practiced patent law since 1943, and currently serves as Of Counsel to the patent firm of Fulwider Patton Lee & Utecht since 1997.  Mr. Roston has a history of assisting technology companies during their development stages.  Most recently, Mr. Roston has served as a director of Natgram, Inc., an internet software developer, since 1998, Amerlin Inc., a pet house/kennel manufacturer, since 1996, and American Legal Net, a provider of legal forms, since April 2004.  Mr. Roston also served as a director of Rokenbok Corporation, a toy manufacturer, from 1996 through February 2004, and of Dome Industries, an electronic hardware manufacturer, from 1991 through 2002.  Mr. Roston was one of three founders of Brooktree Corporation, and served on its board of directors for 15 years until it was purchased by Rockwell Corporation in 1998.  Mr. Roston received his undergraduate degree and his law degree from Yale University.

Lowell T. Harmison, Ph.D. Age 70 Director since June 2003

Dr. Harmison has served as a director since June 6, 2003.  Dr. Harmison also served as interim Chief Executive Officer from March 26, 2005 to April 15, 2005 upon the appointment of Ms. Bunes, and as Co-Chief Executive Officer thereafter until July 15, 2005 when Ms. Bunes’ assumed complete responsibilities for the position.  Dr. Harmison has also served as a Senior Advisor since February of 2003.  Dr. Harmison has a very distinguished 35 year career in the field of biomedicine.  Most recently, Dr. Harmison has served as a director and as chairman of the board of World Doc Foundation, a private foundation promoting health education and expanded knowledge of telemedicine, since June 2002.  Dr. Harmison has also served as a director and chief executive officer of ProCell Corporation, a cancer research company, since June 2000, and as a director of pHA Bio Remediation, an environmental restoration company, since 1997.  Dr. Harmison also served as chairman of Sequella Foundation, which promotes research into tuberculosis, from 1997 to 2001, and served as a director of Sequella Inc., a research and development company for tuberculosis products, from 1997 to 2000.  Dr. Harmison is the holder of the first domestic and foreign patents on the fully implantable artificial heart; and served as Chief Executive Officer of USET, Inc. from 1987 to 1989.  Dr. Harmison also served as the Director of the Robert Maxwell Foundation, a private foundation operating internationally and consisting of 21 operating companies, from 1987 to 1989.   He also served as the Principal Deputy Assistant Secretary for Health of the U.S. Public Health Service, Department of Health and Human Services. Dr. Harmison has a Ph. D. from the University of Maryland and a B.S. and M.S. from West Virginia University.  He was also given an honorary Doctor of Science degree from West Virginia University.

Jennifer Black Age 51 Director since September 2003

Ms. Jennifer Black has served as a director since January 20, 2004.  Ms. Black has been President of her own business, Jennifer Black & Associates LLC., since September 2003.  Her firm provides independent research for institutional clients.  Previously, since 1979, Ms. Black was with Black & Co., where she was responsible for research coverage on the apparel and specialty retail industries.  Ms. Black was President of Black & Co. when First Security Van Kasper acquired it in April 2000.  Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000.  Ms. Black left Wells Fargo Securities in September 2003.  Ms. Black served on the State of Oregon Governor’s Council of Economic Advisors from 1999 to January 2006.  In addition, Ms. Black sat on the Business Advisory Council for Portland State University from 2004-2007.  In 1999, Ms. Black was ranked #1 by the Wall Street Journal under textiles and apparel as a Wall Street All Star Analyst.  In 1997, the Reuters Large Company Investment Research Survey rated her the number one analyst in the nation.  Ms. Black attended Washington State University, University of Oregon and Portland State Universities.

Rowland Perkins Age 72 Director since August 2005

Mr. Perkins has served as a director since August 23, 2005.  Mr. Perkins has been involved in the entertainment industry for more than 40 years.  Since 1995, Mr. Perkins has been President of Double Eagle Entertainment, Inc., a company he established to develop and Produce feature, network and cable television filMs.  Mr. Perkins was the founding President of Creative Artists Agency, Inc., a company he co-founded in 1975 to represent all areas of creative talent in the entertainment industry.  From 1959 to 1975, Mr. Perkins was an executive with the William Morris Agency, Inc.  At William Morris, Mr. Perkins established and led its TV Talent Division as Director, and then organized and led its Creative Services Department as Vice President.  Since 2001, Mr. Perkins has been Chairman of the Board of NPOWR Digital Media, Inc., a privately-held tech company which is promoting ‘stimTV’, which allows consumers to personalize their entertainment choices automatically on the broadband market.  Mr. Perkins also serves as a consultant, executive producer and the U.S. representative for Eagle Pictures SpA, an Italian film production and distribution company involved in the motion picture and television businesses internationally.  He also continues to executive produce select filMs.  In addition to the above, Mr. Perkins has been a long time member of the Academy of Television Arts and Sciences and has served on its Board of Governors.  He also has been a long time member of the Hollywood Radio and Television Society and served on its Board of Directors.  He has also served for fifteen years on the USC Libraries Scripter’s Award selection panel that annually selects the best screenplay/novel adaptation each year and gives awards to the novel’s author and the screenwriter.  Mr. Perkins graduated from UCLA with a Bachelors of Science degree in business administration ,and also holds an Honorary PhD in Media Communications from Pacific Western University.

Charles H. Harrison Age 64 Director since October 2006

Mr. Harrison has served as a director since October 23, 2006.  Mr. Harrison is a certified public accountant with over 35 years of accounting and business management experience focusing on firms in the healthcare business.  Since June 2004, Mr. Harrison has been Chief Operating Officer at the Boulder City Hospital located in Boulder City, Nevada.  Prior to that, from 1996 to 2004, Mr. Harrison provided independent business consulting services to various hospitals and other healthcare providers.  From 1969 to 1996, Mr. Harrison was an accountant with Arthur Andersen LLP, having risen to the position of Partner in Charge of Healthcare for the firm’s Metropolitan Southern California practice.  Mr. Harrison holds a Bachelors of Science degree in Accounting and a Masters of Business Administration degree in Finance from the University of Southern California.

Jesse S. Rosas Age 48

Mr. Rosas is a certified public accountant with over 25 years of accounting experience, including tax planning, tax process reeingineering and compliance services, mergers & acquisitions, reorganization and liquidations, Sarbanes-Oxley audit and internal control compliance and documentation, and public company auditing.  Since June 2006, and also from April 2002 to May 2004, Mr. Rosas has provided consulting services principally to publicly-traded companies through his consulting firm, Rosas & Associates.  Prior to that, he was Director of Southern California Operations with Jefferson Wells International from June 2004 until May 2006.  Prior to that he was with Arthur Andersen from July 1982 to March 2002, most recently as a Senior Principal.  Mr. Rosas was the past Chair of the California State University, Northridge, School of Business and Economic Minority Business Program, having served in that capacity for over fifteen years.  He is also past Treasurer and Executive committee member of the Economic Development Alliance of the San Fernando Valley, and a past member of the board of directors of the San Fernando Valley Economic Development Corporation.  Mr. Rosas holds a Bachelors of Science degree in Business Administration from California State University, Northridge.

Current Directors Not Up For Renomination

Norma Provencio Age 49 Director since October 2003

Ms. Provencio, who is not up for renomination as a director, has served as a director since July 29, 2005.  Ms. Provencio is a certified public accountant with over 26 years of accounting experience, including significant audit and public company experience that qualify her as being financially sophisticated for AMEX audit committee purposes.  Since October 2003, Ms. Provencio has been president and owner of Provencio Advisory Services, Inc., a healthcare financial advisory firm.  Prior to that she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for the KPMG LLP Partnership from May 2002 to September 2003.  Prior to that she was with Arthur Andersen from 1979 to May 2003, and was Partner-in-Charge of Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from 1995 to 2002.  Ms. Provencio has also served on the Board of Directors of International Aluminum Corp. since October 2005.  Ms. Provencio holds a bachelors of science degree in accounting from Loyola Marymount University.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.  There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Board Of Directors; Board Attendance

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  As noted above, there are currently seven directors serving on our board, Mss. Bunes, Black and Provencio, and Messrs. Hildebrandt, Harmison, Roston and Perkins.  Each director serves until the next annual meeting of shareholders and until his or her successor is elected and qualified by our shareholders, both common and preferred, voting on a cumulative basis as one class, or until his or her earlier death, retirement, resignation or removal.

Board Committees

Our board of directors has three active committees, an audit committee currently comprised of Ms. Provencio, as chairman, and Ms.  Black and Messrs. Harrison and Perkins as members; a compensation committee currently comprised of Mr. Perkins, as chairman, and Mr. Roston and Ms. Black as members; and a nomination and qualifications committee currently comprised of Ms. Black as chairman and Ms. Provencio and Mr. Perkins as members.

Board Attendance

During fiscal 2006, our board of directors, audit committee, compensation committee and nomination and qualifications committee held nine, eight, one and one meetings, respectively.  No director or committee member attended less than 75% of the total number of those meetings.

Signalife does not have a formal policy requiring directors to attend the Annual Meeting.  Nevertheless, we encourage each director to, and anticipate that each director will, attend this year’s Annual Meeting.  At our last Annual Meeting, each of our directors as of that date attended.

Independence; Audit Committee Financial Expert

Our board of directors has determined that Mr. Roston, Ms. Black, Mr. Perkins, Ms. Provencio and Mr. Harrison are each “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 by the company during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

Our board of directors has determined that Ms. Provencio and Mr. Harrison are each an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Audit Committee

The function of the audit committee is to assist the board of directors in monitoring:  (1) the integrity of the company’s financial statements; (2) the qualifications, independence and performance of the company’s independent auditors and recommending their appointment to the full board; (3) the performance of the company’s internal accounting and audit personnel; and (4) the compliance by the company with legal and regulatory requirements.

Audit Committee Report

The following is a report from the audit committee of our board of directors concerning the audit of our financial statements and the appointment of our independent auditors:

The audit committee of the Signalife’s board of directors oversees the company’s financial reporting process on behalf of the full board of directors.  Management is responsible for Signalife’s financial statements and the financial reporting process, including the system of internal controls.  Signalife’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the company’s independent auditors the audited financial statements that have been included in Signalife’s annual report on form 10-KSB for the year ended December 31, 2006.  The audit committee has also discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee has also discussed with the company’s independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to Signalife’s board of directors, and the board approved, the inclusion of the audited financial statements in Signalife’s annual report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.  The audit committee has also recommended the selection of the company’s independent auditors for the fiscal year ending December 31, 2007.

The Audit Committee Norma Provencio, Chair Jennifer Black Rowland Perkins Charles Harrison

Nominations Committee

The function of the nominations committee is to evaluate and recommend to the board of directors a slate of director-nominees for election by the shareholders at each annual meeting, or to fill any vacancies in existing or new positions on the board which may arise.

There are no minimum qualifications for serving on our board of directors.  Nevertheless, in evaluating the suitability of individual board members, the nominations committee and the board consider the various factors set forth in our corporate governance guidelines which are recited above in that section of this proxy statement captioned “Nomination Procedures”.

Our board of directors has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the board to date and, accordingly, no fees have been paid to consultants or search firms.

We do not have any formal policies in place relative to the consideration of director candidates recommended by our shareholders, or the consideration of other proposals for corporate action made by our shareholders  Nevertheless, minority shareholders are permitted to recommend nominees for election or appointment or to make other proposals pursuant to SEC guidelines, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.  To understand those guidelines, see “Q:  May I Nominate A Director For Election At The Annual Meeting?” and “Q: May I Propose Actions For Consideration At Next Year’s Annual Meeting Or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above.  Given that approximately 49.5% of our voting shares are held by a single shareholder, which allows that shareholder to effectively elect our full board of directors and to take other actions, we do not believe it to be necessary at this time to formulate formal policies to consider minority shareholder director nominations or proposals to take other corporate action.

Compensation Committee

The function of the compensation committee is review and recommend to the full board of directors for its approval by majority vote any matter relating to (1) the administration of our various stock plans that falls outside of the authority of, or has not otherwise been delegated to, our executive officers; (2) the form and amount of compensation or benefits payable or provided to any director or member of management, (3) any related party transaction between the company and any director or officer of the company, and (4) any other conflict of interest between the company and any director or officer of the company.

Director Compensation Policies

Our current policy with respect to compensating directors for serving on the full board is to compensate them through stock grants.  Specifically, upon his or her appointment to our board, each new director is granted an option to purchase 50,000 common shares, exercisable at its then trading price.  These options vest quarterly over one year based upon the continued provision of services on the board, and lapse in five years if not exercised.  Each director will thereafter automatically be granted options on the anniversary of his or her appointment date entitling such director to purchase an additional 28,000 common shares, which options will vest quarterly based upon the continued provision of services on the board, and lapse in five years if not exercised.  The exercise price for these options is fixed at current market price as of the date of grant.

Our current policy with respect to compensating directors for serving on our audit committee is to compensate the members with a combination of cash and common share purchase options.  Specifically, the chairman of the audit committee is entitled to receive a $3,000 quarterly cash retainer, plus $1,500 fee per each meeting attended.  Upon his or her appointment, the chairman is also granted an option to purchase 30,000 common shares, exercisable at its then trading price. The chairman will thereafter automatically be granted options on the anniversary of his or her appointment entitling him or her to purchase an additional 30,000 common shares.  The other members of the audit committee receive slightly lower compensation, to wit, a $2,000 quarterly cash retainer, a $1,000 cash fee per each meeting attended; and the grant of an option to purchase 25,000 common shares, exercisable at its then trading price.  All committee options vest in four quarterly installments, and lapse in five years if not exercised.

Our current policy with respect to compensating directors for serving on our compensation committee is to grant each member an option to purchase 5,000 common shares, exercisable at its then trading price, upon his or her appointment to the committee and upon each annual anniversary thereafter.  All committee options vest in four quarterly installments subject to attendance at least 90% of the committee meetings during that quarter, and lapse in five years if not exercised.

We have not yet instituted a policy for compensating members on our nomination and qualifications committee.

Director Overall Compensation Table

The following table shows the overall compensation earned for the 2006 fiscal year with respect to each person who was a director as of December 31, 2006, with the exception of Ms. Bunes, who does not receive compensation for acting as a director.  For information relating to compensation earned by Ms. Bunes, see that section of this proxy statement captioned “Executive Officer Overall Compensation Table”.

Name	Fees Earned or Paid in Cash(1)	Stock Awards Vested During Year	Option Awards Vested During Year(2)	Non- Equity Incentive Plan Compen- sation(3)	Non- Qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total Compen- sation
Ellsworth Roston	$ —	$ —	$ 17,036	$ —	$ —	$ —	$ 17,036
Lowell T. Harmison	$ —	$ —	$ 50,699	$ —	$ —	$ 83,000	$ 133,699
Jennifer Black	$ 4,333	$ —	$ 82,288	$ —	$ —	$ —	$ 86,621
Norma Provencio	$ 6,500	$ —	$ 101,825	$ —	$ —	$ —	$ 108,325
Rowland Perkins	$ 4,333	$ —	$ 97,694	$ —	$ —	$ —	$ 102,027
Charles H. Harrison	$ 2,000	$ —	$ 11,526	$ —	$ —	$ —	$ 13,526

(1) Board fees earned on an accrual basis during the fiscal year.

(2)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description of FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this proxy statement.

(3) Excludes awards or earnings reported in preceding columns.

(4)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

Director Outstanding Option Table

The following table provides certain information concerning common share purchase options or warrants held by each of our directors (other than Ms. Bunes) that were outstanding as of December 31, 2006, including options or warrants granted for services other than acting as a director.  For a description of options or warrants held by Ms. Bunes, see the table contained in that section of this proxy statement captioned “Executive Officer Outstanding Equity Awards Table”.

Named Executive Officer	Type	Option Grant Date	Number of Common Shares Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable
Ellsworth Roston	Consulting	1/1/2002	450,000(1)	—	$ 1.67	10/31/2007
	Board	2/6/2003	150,000(2)	—	$ 0.88	2/5/2008
	Board	11/3/2003	28,000(3)	—	$ 4.40	11/2/2008
	Comp. Comm.	4/1/2004	2,000(2)	—	$ 6.00	3/31/2009
	Audit Comm.	7/8/2004	1,500(2)	—	$ 3.95	7/7/2009
	Board	11/1/2004	28,000(3)	—	$ 2.90	10/31/2009
	Audit Comm.	1/3/2005	5,000(3)	—	$ 5.05	1/2/2010
	Comp. Comm.	1/3/2005	2,500(3)	—	$ 5.05	1/2/2010
	Board	11/1/2005	28,000(3)	—	$ 3.18	10/31/2010
	Comp. Comm.	8/8/2006	1,250(3)	3,075(3)	$ 3.18	10/31/2010
	Board	11/1/2006	—	28,000(3)	$ 1.80	10/31/2011
Lowell T. Harmison	Board	6/5/2003	50,000(2)	—	$ 4.20	6/5/2008
	Board	6/6/2004	28,000(3)	—	$ 6.25	6/5/2009
	Board	6/6/2005	28,000(3)	—	$ 4.20	6/5/2010
	Board	6/6/2006	7,000(3)	21,000(3)	$ 2.36	6/5/2011
Jennifer Black	Board	1/20/2004	50,000(2)	—	$ 3.50	1/19/2009
	Audit Comm.	4/1/2004	500(2)	—	$ 6.00	3/31/2009
	Audit Comm.	1/3/2005	10,000(2)	—	$ 5.05	1/2/2010
	Board	1/20/2005	28,000(3)	—	$ 3.65	1/19/2010
	Audit Comm.	1/3/2006	7,500(3)	2,500(3)	$ 2.70	1/2/2011
	Board	1/20/2006	7,000(3)	21,000(3)	$ 2.90	1/19/2011
	Audit Comm.	8/8/2006	6250(2)	18,750(2)	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	1,250(3)	3,750(3)	$ 2.76	8/8/2011
Norma Provencio	Board	7/29/2005	50,000(2)	—	$ 3.34	7/29/2010
	Audit	7/29/2005	10,000(2)	—	$ 3.34	7/29/2010
	Board	7/29/2006	7,000(3)	21,000(3)	$ 2.76	7/29/2010
	Audit Comm.	8/8/2006	7,500(3)	22,500(3)	$ 2.76	8/8/2011
Rowland Perkins	Board	8/23/2005	50,000(2)	—	$ 3.45	8/23/2010
	Audit Comm.	8/8/2006	6250(2)	18,750(2)	$ 2.76	8/8/2011
	Comp. Comm.	8/8/2006	1,250(3)	3,750(3)	$ 2.76	8/8/2011
	Board	8/23/2006	7,000(3)	21,000(3)	$ 2.16	8/23/2011
Charles H. Harrison	Board	10/23/2006	—	50,000(2)	$ 1.61	10/23/2011
	Audit Comm.	10/23/2006	—	25,000(2)	$ 1.61	10/23/2011

(1)

Common share purchase warrants granted to Mr. Roston as compensation for the provision of consulting services prior to his appointment to the board.  These options were fully vested (exercisable) on grant.

(2)

Common share purchase options granted in connection with the recipient’s appointment to the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

(3)

Common share purchase options granted in connection with the recipient’s continued service on the board of directors or the audit or compensation committee of the board of directors, as indicated above.  These options have vested (became exercisable), and/or will in the future vest (will become exercisable), as the case may be, over four quarters from date of grant based upon continued provision of services as a director or member of audit or compensation committee of the board of directors, as the case may be.  See “Director Compensation Policies” above.

Business Experience Of Executive Officers

Set forth below are Signalife’s’ executive officers and a summary of their business experience:

Pamela M. Bunes Age 44 President and Chief Executive Officer	For a summary of Ms. Bunes’ business experience, see “Background Of Director Nominees” above.
Kevin F. Pickard Age 43 Interim Chief Financial Officer

Mr. Pickard has provided his services as our interim Chief Financial Officer since October 13, 2006 on a contract basis.  Since 1988, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs, P.C. (formerly Pickard & Company, CPA’s, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings.  Mr. Pickard also acts as Interim Chief Financial Officer for Universal Guardian Holdings, Inc., an OTCBB company which provides security products, systems and services.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where is co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Budimir S. Drakulic, Ph.D. Age 57 Chief Technology Officer

Dr. Drakulic has served as our Chief Technology Officer since October 15, 2002.  Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronic circuits and systeMs.  From 1997 through February of 2002, Dr. Drakulic was research and development principal for Advanced Heart Technologies, Inc., and its predecessor Advanced Heart Monitoring.   From February of 2002 until October 15, 2002, Dr. Drakulic was involved in independent research.  Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997.  Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering.  He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia.  He also holds a Masters degree and a Ph. D. in Electronic and Biomedical Engineering from the same university.  Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA.

Employment And Consulting Agreements With Executive Management

Pamela M. Bunes, Chief Executive Officer and President

On April 15, 2005, Signalife entered into a five-year employment agreement with Ms. Pamela M. Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company in connection with her appointment as our Chief Executive Officer and President on that date.  The essential terms of the employment agreement are as follows:

•

Ms. Bunes is entitled to a base salary of $300,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board.

•

Ms. Bunes received a $32,000 signing bonus; and

•

Ms. Bunes is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

In addition, Ms. Bunes was granted a share purchase option entitling her to purchase 750,000 unregistered common shares at $3 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 37,500 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Ms. Bunes, and lapse to the extent unexercised on April 15, 2010 with respect to the first sixteen quarterly tranches, and April 15, 2011 with respect to the final four quarterly tranches.

The employment agreement provides for early termination in the case of Ms. Bunes’ death or disability, Ms. Bunes’ termination by Signalife for “cause” as that term is defined in the agreement; and Ms. Bunes’ termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Signalife and Ms. Bunes may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In addition, all unvested options shall lapse.  In the event of Ms. Bunes’ death or in the event Signalife should terminate the agreement without cause or should Ms. Bunes terminate the agreement for good reason, Signalife shall also be obligated to continue to pay Ms. Bunes her base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Ms. Bunes death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Ms. Bunes.

Kevin F. Pickard, Interim Chief Financial Officer

Mr. Pickard provides his services as Interim Chief Financial Officer on an at-will contract basis through Pickard & Green, CPAs, P.C.  Mr. Pickard is paid for his services at the rate of $250 per hour.

Budimir Drakulic, Chief Technology Officer

On October 12, 2002, Signalife entered into a loan-out agreement with B World Technologies, Inc. (“B World Technologies”) and B Technologies, Inc. (“B Technologies”) relative to the provision of the services of Dr. Budimir Drakulic to act as our Chief Technology Officer on a part-time consulting basis for a ____-year term.  This agreement has since been modified by a series of amendments dated June 26, 2006, October 2, 2006 and November 14, 2006, reflecting additional compensation payable for several extensions of the term of the agreement and the continuing assumption of additional research & development, operational and sales and marketing duties by Dr. Drakulic’s as Chief Technology Officer.  The balance of Dr. Drakulic’s time is provided to Signalife as an employee, thereby requiring him to devote his time to Signalife on a full-time basis.  The essential terms of the loan-out agreement, as modified, are as follows:

•

The pending term of the loan-out agreement expires on November 14, 2021.  After the expiration of the pending term, the agreement renews automatically for successive one year terms, unless either party delivers 90-days’ written notice to the other of their intent not to renew.

•

Signalife pays B Technologies $180,000 per annum for Dr. Drakulic’s services under the loan-out agreement.

•

B World Technologies was granted 600,000 “restricted” common shares (200,000 shares pre-split), to be earned over five years of continuous provision of services by Dr. Drakulic.  These shares, which will be held in escrow with the company pursuant to the terms of a restricted stock agreement until they are earned, vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  B World Technologies is entitled to all dividends which may be declared with respect to these shares, even if not vested.  In the event that B World and/or B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services, all compensation under the agreement will terminate, and the unvested portion of the 600,000 restricted common share grant shall be deemed forfeited as of the effective termination date.

In October and November 2006, as consideration for the extension and modification of the loan-out agreement, including the assumption of additional duties by Dr. Drakulic, we granted 350,000 and 520,000 common shares to B World Technologies, respectively.

On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share.  These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

As noted above, Dr. Drakulic works for Signalife on a full-time basis even though the loan-out agreement only provides for the provision of part-time services.  We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and currently compensate him at the rate of $70,000 per year for those services.  Dr. Drakulic is also entitled to a bonus of $7,500 per quarter in the event he attains certain performance benchmarks.  We also currently provide Dr. Drakulic with a $1,200 per month automobile and gasoline allowance to cover the use, operation and maintenance of his personal automobile for company purposes.

Concurrent with entering into the loan-out agreement, B World Technologies, B Technologies and Dr. Drakulic signed an employment, confidential information, invention assignment and arbitration agreement under which they agreed, among other things, to assign to us all of Dr. Drakulic’s right, title and interest in and to any and all inventions, discoveries, etc. which he conceives or develops while engaged by Signalife.

Lowell T. Harmison, Director and Consultant

Dr. Harmison currently provides consulting services on a project-by-project basis.  See “Transactions And Business Relationships With Management And Principal Shareholders—Transactions With Executive Officers, Directors And Shareholders”.

Ellsworth Roston, Director and Patent Consultant

Mr. Roston provides patent consulting and legal work through his law firm, Fulwider Patton Lee & Utecht, LLP.  See “Transactions And Business Relationships With Management And Principal Shareholders—Transactions With Executive Officers, Directors And Shareholders”.

Executive Officer Overall Compensation Table

The following table shows the overall compensation earned over each of the past two fiscal years ending December 31, 2006 by (1) each person who served as the principal executive officer of Signalife during fiscal 2006; (2) Signalife’s two most highly compensated executive officers as of December 31, 2006 with total compensation during fiscal 2006 of $100,000 or more; and (3) up to two other persons, if any, who would have otherwise been included in clause (2) above but for the fact they were not serving as an executive officer of the company as of December 31, 2006:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards Vested During Year(3)	Option Awards Vested During Year(3)	Non- Equity Incentive Plan Compen- sation(4)	Non- Qualified Deferred Compen- sation Earnings(4)	All Other Compen- sation(5)	Total Compen- sation
Pamela M. Bunes(6) President and Chief Executive Officer	2006 2005	$ 300,269 212,500	$ — 32,000(7)	$ — —	$ 283,254(8) 185,699(8)	$ — —	$ — —	$ 23,979(9) 72,234(9)	$ 607,233 502,433
Budimir Drakulic(10) Chief Technology Officer	2006 2005	$ 250,000(11) 226,875(11)	$ 22,500 60,450	$ 2,520(12) 2,520(12)	$ 119,752(13) 185,433(13)	$ — —	$ — —	$1,675,446(14) 1,440(14)	$ 2,070,21 476,718
Rodney Hildebrandt(15) Former Chief Operating Officer	2006 2005	$ 101,370 88,542	$ — —	$ — —	$ 431,565(16) 204,636(16)	$ — —	$ — —	$ — 9,695(17)	$ 532,935 302,873

(1)

Cash and non-cash salary earned on an accrual basis during applicable fiscal year.  Excludes non-discriminatory group life, health, hospitalization, or medical reimbursement plans available generally to all salaried employees.

(2) Cash and non-cash bonuses earned on an accrual basis during applicable fiscal year.

(3)

Reflects dollar amount expensed by the company in connection with the vesting of stock or option awards during applicable fiscal year for financial statement reporting purposes.   In the case of grants of restricted (i.e.., forfeitable) stock, the overall value of the grant is determined based upon market prices as of the date of grant, and such amount is then expensed by the company for financial statement purposes over the service period over which the forfeiture conditions lapse (i.e., vest).  In the case of grants of stock options subject to vesting conditions as a condition of exercise, the company determines the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and such amount is then expensed by the company for financial statement purposes over which the options become exercisable (vest).   For a description of the accounting principles and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this proxy statement.

(4) Excludes awards or earnings reported in preceding columns.

(5)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(6) Ms. Bunes has served as our President and Chief Executive Officer since April 15, 2005.
(7) Employment signing bonus.

(8)

For fiscal 2006 and 2005, reflects the vesting of 176,500 and 112,500 common share purchase options, respectively, previously granted to Ms. Bunes in her capacity as both a director and an executive officer of the company.

(9)

For fiscal 2006, includes $23,979 in automobile allowance payments, including lease payments, insurance, gasoline and maintenance.  For fiscal 2005, includes $15,391 in automobile allowance payments and $56,843 in consulting payments accrued prior to becoming Chief Executive Officer.

(10) Dr. Drakulic has served as our Chief Technology Officer since October 15, 2002 pursuant to a loan-out agreement with B Technologies.

(11)

For fiscal 2006 and 2005, includes $180,000 per year in consulting payments to B Technologies per year.  These payments are made in connection with that company’s provision of the services of Dr. Drakulic to Signalife under a loan-out Agreement.

(12)

For each of fiscal 2006 and 2005, reflects the vesting of 120,000 restricted common shares per year.  These shares were originally granted B Technologies in 2002 in connection with the entering into of a loan-out agreement for the provision of the services of Dr. Drakulic. Dr. Drakulic disclaims beneficial ownership of the shares.

(13)

For each of fiscal 2006 and 2005, reflects the vesting of 187,500 common share purchase options previously granted to B Technologies in connection with the provision of the services of Dr. Drakulic under a loan-out Agreement.  Dr. Drakulic disclaims beneficial ownership of the options.

(14)

For fiscal 2006, includes $5,073 in automobile allowance payments, $4,573 in health and dental insurance payments attributable to preferable coverage; and $1,665,800 in e expense taken by the company in connection with the grant of 870,000 common shares issued to B Technologies as consideration for the modification of its loan-out agreement with the company.  Dr. Drakulic disclaims beneficial ownership of the shares.  For fiscal 2005, includes $1,440 in automobile allowance payments.

(15) Mr. Hildebrandt served as our Chief Operating Officer from March 22, 2005 until October 23, 2006.

(16)

For fiscal 2006 and 2005, reflects the vesting of 162,500 and 276,500 common share purchase options, respectively, previously granted to Mr. Hildebrandt in his capacity as both a director and an executive officer of the company.

(17) Consulting payments prior to becoming Chief Operating Officer.

For a description of the material terms of each named executive officers’ employment agreement or arrangement, including the terms of the terms of any common share purchase option grants, see that section of this proxy statement captioned “Employment And Consulting Agreements With Executive Management”.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see that section of this proxy statement captioned “Employment And Consulting Agreements With Executive Management”.

None of our named executive officers is currently participating in any qualified or unqualified plan or other arrangement providing for the payment of retirement benefits or other benefits that will be paid primarily after retirement.

Executive Officer Outstanding Equity Awards Table

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006, including options or awards granted for services as a director.

	Option Awards					Stock Awards
Named Executive Officer and Title	Number of Common Shares Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Common Shares Underlying Unexer- cised Unearned Options	Option Exercise Price	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Exercisable	Unexer- cisable
Pamela M. Bunes President and Chief Executive Officer(2)	225,000(3) 50,000(4) 14,000(5)	525,000(3) —°°° 14,000(5)	— — —	$ 3.00 3.43 3.11	4/15/11 7/22/10 4/14/11	— — —	— — —	— — —	— — —
Budimir Drakulic Chief Technology Officer(6)	—°°° 416,250(4)	—°°° 93,750(4)	— —	— 0.95	— 3/28/08	120,000(8) —	$132,000 —	— —	— —
Rodney Hildebrandt Former Chief Operating Officer(9)	—(8)	—(8)	—	—(8)	—(8)	—	—	—	—

(1)

The market value is determined based upon the number of unvested shares multiplied by the value of Signalife’s common shares based upon the closing price for those shares as quoted on AMEX on the last trading day of fiscal 2006 ($1.10).

(2) Ms. Bunes has served as our President and Chief Executive Officer since April 15, 2005.

(3)

These common share purchase options were granted on April 15, 2005 in connection with Ms. Bunes’ employment as the company’s President and Chief Executive Officer.  These options vested (became exercisable), or will in the future vest (will become exercisable), in equal installments over 20 quarters based upon Ms. Bunes’ continued provision of services as President and Chief Executive Officer.

(4)

These common share purchase options were granted on July 22, 2005 in connection with Ms. Bunes’ appointment to the company’s board of directors.  These options became exercisable (vest) in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(5)

These common share purchase options were granted on July 22, 2005 in connection with Ms. Bunes’ appointment to the company’s board of directors.  These options vested (became exercisable), or will in the future vest (will become exercisable),in equal installments over four quarters based upon Ms. Bunes’ continued provision of services as a director.

(6) Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002 pursuant to a loan-out agreement with B Technologies.

(7)

These common share purchase options were granted on March 10, 2003 to B Technologies pursuant to the terms of the loan-out agreement referred to in note (6).  These options vested (became exercisable), or will in the future vest (will become exercisable), in equal installments over 20 quarters based upon Dr. Drakulic’s’ continued provision of services as Chief Technology Officer pursuant to the terms of the loan-out agreement.  Dr. Drakulic disclaims beneficial ownership of the options.

(8)

These shares were originally granted as part of a grant on October 12, 2005 of 600,000 “restricted” common shares to B World Technologies pursuant to the terms of the loan-out agreement referred to in note (6).  The 600,000 shares vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  Dr. Drakulic disclaims beneficial ownership of these shares.

(9) Mr. Hildebrandt served as our Chief Operating Officer from March 22, 2005 until October 23, 2006.

(10)

Mr. Hildebrandt received a grant of 1,000,000 common share purchase options exercisable at $3.10 per share on April 18, 2005 in connection with his employment as the company’s Chief Operating Officer.  These options vested (became exercisable) in equal installments over 16 quarters based upon Mr. Hildebrandt’s  continued provision of services as Chief Operating Officer.  Mr. Hildebrandt also received a grant of 50,000 common share purchase options exercisable at $3.43 per share on  July 22, 2005 in connection with his  appointment to the company’s board of directors.  These options became exercisable (vest) in equal installments over four quarters based upon Ms. Hildebrandt’s’ continued provision of services as a director.  At the time of Mr. Hildebrandt’s termination October 23, 2006, 375 000 and 50,000 of the aforesaid respective option grants had vested.  Under the terms of the option grants, in the event of Mr. Hildebrandt’s termination as an employee or as a director, all unvested options would lapse and the remaining term of the option would be accelerated until one year from date of termination; provided, , in the event the termination constituted good cause, all vested options would also lapse.  The company has taken the position that Mr. Hildebrandt was terminated for cause, and that all options have lapsed.

Transactions And Business Relationships With Management And Principal Shareholders

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions with Signalife (exclusive of compensatory transactions or arrangements with executive officers or directors previously discussed in this proxy statement) which were entered into on or after January 1, 2005, or which are presently proposed, in which any person who is currently an executive officer, director, director nominee, or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

On January 21, 2005, we entered into a consulting agreement with one of our directors, Dr. Lowell T. Harmison, in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $14,000 per month, to complete the project over a six month term.  Following the end of the term of the agreement, an additional $14,000 was paid covering a seventh month of service.

•

Since that date, Dr. Harmison has rendered consulting services on a project-by-project basis as follows: on November 2, 2006, Dr. Harmison invoiced the company for (i) $36,000 for twelve months of services relating to ECG monitors, data, uses, regulatory matters and third-party testing; (ii) $28,000 for assisting in the preparation of a pharmaceutical white paper; and (iii) $19,000 for services relating to product development and focus activities.

•

More recently, Dr. Harmison has co-founded, and serves as President of, Athletes For Life Foundation, Inc. (“AFL”), a non-profit Delaware corporation organized and approved as a charity under Section 501(c)(3) of the Internal Revenue Code for the purpose of, among other things, minimizing the impact of heart disease and other diseases on athletes and individuals engaged in fitness activities, including those in underprivileged and impoverished communities.  We anticipate that we will in the future either donate or sell our heart monitors at favorable prices to AFL to assist it in testing athletes for heart disease and otherwise meeting its charitable purposes.

•

On April 15, 2005, we entered into a five-year employment agreement with Ms. Pamela M. Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company.  For a description of this agreement, see “Employment And Consulting Agreements With Executive Management”.

•

Since October 23, 2006, Mr. Kevin F. Pickard has provided his services as Interim Chief Financial Officer on a non-exclusive part-time contract basis through his accounting firm, Pickard & Green CPAs.  For a description of this arrangement, see “Employment And Consulting Agreements With Executive Management”.  During fiscal 2006, Mr. Pickard’s firm provided services to Signalife in the amount of $10,500.

•

One of our directors, Mr. Ellsworth Roston, is a patent attorney whose law firm, Fulwider Patton Lee & Utecht, LLP, also handles our patent work and which is compensated separately for the provision of Mr. Roston’s legal services.  During fiscal 2006 and 2005, Fulwider Patton Lee & Utecht, LLP provided services to Signalife in the amount of $233,943 and $162,603, respectively.

Parent Corporation

ARC Finance Group, LLC, may own as much as 54.0% of our outstanding common shares.  ARC Finance Group is principally owned and controlled by Ms. Tracey Hampton.  As a consequence, Ms. Hampton has the ability, through ARC Finance Group, to elect a majority of our board of directors, and thereby control our management.  Ms. Hampton also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, computed as of May 6, 2007, about the amount of shares with voting rights beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our voting securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 531 South Main Street, Suite 103, Greenville, South Carolina 29601

	Class Of Stock(1)
	Common (Voting)		Series ’A’ Preferred (20) (Voting)
Name	Amount	%	Amount	%
Pamela M. Bunes (2)(4)	396,001(11)	0.9%	0	—
Kevin F. Pickard	—	—	0	—
Dr. Budimir S. Drakulic (2)	—(12)	—	0	—
Ellsworth Roston (4)	1,009,000(13)	2.2%	0	—
Dr. Lowell T. Harmison (4)	374,293(14)	0.8%	0	—

Jennifer Black (4)	171,000(20)	0.4%	0	—
Norma Provencio (4)	103,500(16)	0.2%	0	—
Rowland Perkins (4)	103,500(17)	0.2%	0	—
Charles H. Harrison (4)	37,500(18)	0.1%	0	—
Jesse S. Rosas (5)	—	—	0	—
Tracey Hampton / ARC Finance Group, LLC (6)(20)	22,605,800(19)	49.5%	0	—
Trellus Management Co. (6)(8)	6,198,885(21)	12.3%	0	—
Gruber & McBaine Capital Management, LLC, & Affiliates (6)(9)	4,705,500(22)	10.10%	0	—
John Viney (6)	0	—	14,574	100%
Directors and executive officers, as a group	2,194,794(23)	4.6%	0	—

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ’A’ preferred shares. The number of outstanding shares of our common and series ’A’ preferred shares as of May 6, 2007 are 45,714,742 and 14,547 shares, respectively.

(2) Executive officer.
(3) Current director and director nominee.
(4) Current director but not nominated for reelection..
(5) Director nominee.
(6) 5% shareholder.
(7) The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.
(8) The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.
(9) The address of Gruber McBaine Capital Management, LLC, J. Patterson McBaine and the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is 50 Osgood Place, San Francisco, CA 94133.
(10) The address of Mr. Fink is 11500 West Olympic Boulevard, Los Angeles, CA 90064.
(11) Includes 378,000 common shares issuable upon exercise of vested warrants granted to Ms. Bunes in her capacity as Chief Executive Officer.

(12)

Does not include shares or options held by B World Technologies, Inc..  Dr. Drakulic disclaims beneficial ownership of any of these shares or options insofar as Dr. Drakulic does not own or control this company.

(13)

Includes 296,250 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of vested warrants granted to Mr. Roston in his capacity as a consultant, and 258,750 common shares issuable upon exercise of vested options granted to Mr. Roston in his capacity as a director.

(14)

Includes 216,000 common shares issuable upon exercise of vested warrants granted to Dr. Harmison in his capacity as a consultant, and 134,000 common shares issuable upon exercise of vested options granted to Dr. Harmison in his capacity as a director.

(15) Includes 171,000 common shares issuable upon exercise of vested options granted to Ms. Black in her capacity as a director.
(16) Includes 103,500 common shares issuable upon exercise of vested warrants granted to Ms. Provencio in her capacity as a director.
(17) Includes 103,500 common shares issuable upon exercise of vested warrants granted to Mr. Perkins in his capacity as a director.
(18) Includes 37,500 common shares issuable upon exercise of vested warrants granted to Mr. Harrison in his capacity as a director.

(19)

Includes 20,448,900 common shares directly held by ARC Finance Group, LLC, and 2,156,900 common shares that we believe were transferred by ARC to, and are currently held by, an independent trustee of revocable blind trusts established by ARC Finance Group as reported by ARC Finance Group in a schedule 13D filed with the SEC on February 15, 2006.  ARC Finance Group is owned and controlled by Ms. Hampton-Stein.  As reported in the schedule 13D, the blind trusts were established pursuant to section 16 of the Securities and Exchange Act of 1934 in principal part to ensure that ARC Finance Group and its principals and affiliates have no control or knowledge of selling or buying activities with respect to the sale, purchase, hypothecation or other transfer or disposition of common shares held by the trustee, thereby allowing ARC Finance Group to avoid the appearance of any impropriety relative to the use of inside information in connection with such decisions and activities in view of ARC Finance Group’s putative ability as majority shareholder to procure inside information.  In order to maintain the confidentiality of all transactions by the trustee of the blind trusts and to protect itself from even the appearance of insider trading, the trustee is legally prohibited from providing to ARC Finance Group, and ARC Finance Group is legally prohibited from requesting from the trustee, any information regarding the holdings of the blind trusts or transactions in the company’s securities.  As a consequence, the current holdings of the trustee of the blind trusts in our common shares may be less or more than the 2,156,900 shares reported as being transferred to the trustee for purposes of preparing this table.

(20) Each series ’A’ preferred share is convertible into one common share.

(21)

Includes:  (1) 4,053,723 common shares reported as collectively owned by Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund, Ltd.; (2) 1,714,452 shares issuable upon exercise of vested warrants held by Trellus Partners, LP; (3) 7,742 shares issuable upon exercise of vested warrants held by Trellus Partners II, LP; and (4) 422,968 shares issuable upon exercise of vested warrants held by Trellus Offshore Fund Ltd.  Voting and investment power over Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. is held by their investment advisor, Trellus Management Co.

(22)

Includes:  (1) 3,805,500 common shares reported as collectively held by Gruber McBaine Capital Management, LLC and its affiliates, to wit, Jon D. Gruber, J. Patterson McBaine, and Eric Swergold, and Lagunitas Partners LP; (2) 630,000 shares issuable upon exercise of vested warrants held by Laganitas Partners; (3) 150,000 shares issuable upon exercise of vested warrants held by Gruber & McBaine International; (4)  60,000 shares issuable upon exercise of vested warrants held by J. Patterson McBaine;  and (5) 60,000 shares issuable upon exercise of vested warrants held by the Jon D. and Linda W. Gruber Trust dated July 4, 2004.  Voting and investment power over Lagunitas Partners LP is held by its general partner, Gruber & McBaine Capital Management, LLC. Voting and investment power over shares beneficially owned by Gruber & McBaine International is held by its investment advisor, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine and Jon D. Gruber.  Voting and investment power over shares beneficially owned by the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is held by its trustees, Jon D. Gruber and Linda W. Gruber.

(23) Includes 1,856,250 common shares issuable to executive officers and directors as a group upon exercise of vested common share purchase options and warrants.

Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Signalife, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC.  These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during or relating to fiscal 2006:  (1) Mr. Harrison failed to timely file a form 3 with respect to his appointment as a director in September 2006.

Code of Ethics

Our Board of Directors adopted a code of ethics applicable to our management.  We will provide a copy of the code without charge to any person who sends a request for a copy to our principal executive offices.

Shareholder Communication Policies And Procedures

Under our corporate governance guidelines, we have adopted a policy pursuant to which shareholders may send communications to individual directors or the full board of directors as a whole.  Any such communications may be sent by mail or courier to the Company's principal executive offices, addressed to the individual director or to the full board of directors, or by facsimile transmission at the Company's general facsimile number.  These procedures are set forth in “Q:  How Can I Contact Signalife’s Directors?” in the “Questions And Answers” section of this proxy statement above.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment Of Independent Auditors

The audit committee of our board of directors has recommended, and our board has approved, the appointment of Elliott Davis, LLC (“Elliott Davis”), as our independent auditors for our 2007 fiscal year.  Elliott Davis also served as our independent auditors for our 2006 fiscal year.  Since we believe it is important for Signalife to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification.  We have afforded Elliott Davis with the opportunity for a representative to attend the Annual Meeting and to make a statement should he or she desire to do so.  This representative will also be available to answer any questions you may have.

You should note that your ratification of our selection of Elliott Davis as our independent auditors for our 2007 fiscal year is advisory only and not binding upon Signalife, although our audit committee will seriously consider your objections in not ratifying the appointment.  Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of Elliott Davis would stand unless the audit committee were to find other good reason to make a change.  Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Elliott Davis as our independent auditors for fiscal 2007, should it deem it to be in the best interests of Signalife and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Elliott Davis as our independent auditors for our 2007 fiscal year.  Proxies solicited by our board of directors will be so voted unless the holder of voting shares tendering the proxy specifies otherwise.

Audit and Accounting Fees

Summarized below is the aggregate amount of various audit and other professional fees billed by our principal auditors and accountants with respect to our last two fiscal years:

	2006	2005
Audit fees	$ 93,350	$ 82,500
Audit-related fees	$ 16,000	$ —
Tax fees	$ 9,500	$ 9,000
All other fees	$ —	$ —
All other fees, including tax consultation and preparation	$ —	$ —

Under our corporate governance guidelines and audit committee charter, our audit committee approves the engagement of our auditors, the scope of their work, and monitors their performance.  In performing its duties, our audit committee has determined our auditors to be independent as that term is defined under the federal securities laws.

Replacement Of Prior Independent Auditors

On September 29, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2005.  The decision to dismiss Stonefield Josephson was recommended and approved by the audit committee of our board of directors and also approved by our board of directors.  The reason for the change was that the company had relocated its executive offices from California to South Carolina, and the determination that it would be best to have a locally-established firm in that geographical area as our independent registered public accounting firm in order to simplify the audit process.

Stonefield Josephson audited our financial statements for two fiscal years ended December 31, 2004.  Stonefield Josephson's reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  Except as discussed below, during those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Signalife and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Signalife that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

As previously disclosed on our form 10-KSB for our year ended December 31, 2004, in connection with audit of our financial statements for the fiscal year ended December 31, 2004, Stonefield Josephson identified that our accounting for the beneficial conversion feature of a convertible promissory note issued on December 28, 2004, which feature we had originally recognized and amortized commencing February 14, 2005 based upon management’s interpretation of the application of existing accounting principles to the underlying contract documents, should have instead been recognized and amortized commencing December 28, 2004.  Stonefield Josephson discussed this matter with our Chief Financial Officer and other members of management, and we subsequently reevaluated the transaction and recorded an adjustment.  Stonefield Josephson believed that this adjustment reflected a significant deficiency in our internal controls over the application of existing accounting principles to new transactions and financial reporting.  This deficiency would have resulted in a material misstatement to the financial statements for the year ended December 31, 2004.

As previously disclosed on our form 10-KSB for the year ended December 31, 2004, in connection with the audit of Signalife’s financial statements for the year ended December 31, 2004, Stonefield Josephson made several observations relating to our disclosure controls and procedures or internal controls.  First, Stonefield Josephson observed that Signalife did not have adequate segregation of duties due to the size of the company, and that management had the ability to override any existing controls.  Secondly, Stonefield Josephson observed that Signalife did not have a comprehensive accounting procedures manual including information as to customized internal control structure, documentation and transaction flow.  Additionally, Stonefield Josephson observed that none of the members of our audit committee demonstrated an in-depth understanding of generally accepted accounting principles.

With respect to the deficiency identified by Stonefield Josephson in the third paragraph above, we took corrective action during the three-month interim period ended March 31, 2005 to enhance our internal controls as they relate to addressing complex accounting issues by resolving to forward our proposed treatment of these complex accounting issues to outside professionals (other than our independent auditors) for review in situations where the accounting treatment is unclear or extremely complex.

We also took corrective action with respect to Stonefield Josephson’s observations in the fourth paragraph above.  First, we developed procedures to facilitate the adequate segregation of duties within the limited size of our management team.  Second, we are developing a comprehensive accounting procedures manual.  Finally, in order to ensure that our audit committee had an in-depth understanding of generally accepted accounting principles, we have appointed several directors to our board of directors with significant audit and public company experience that qualify them as being financially sophisticated for SEC and AMEX audit committee purposes.

PROPOSAL NO. 3:
OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the voting shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the Annual Meeting.  In addition to the scheduled items of business, the Annual Meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the Annual Meeting.  At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the Annual Meeting.

Proxy For Holders Of Common Stock and Series ‘A’ Preferred Stock

SIGNALIFE, INC.

Annual Meeting of Shareholders — June 23, 2007

The undersigned hereby appoints PAMELA  M. BUNES and RODNEY HILDEBRANDT and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) and series ‘A’ preferred stock, par value $0.001 (the “series ‘A’ preferred shares”) of SIGNALIFE, INC., a Delaware corporation (“Signalife”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Signalife (the “Annual Meeting”) to be held at the Sheraton Universal Hotel; 333 Universal Hollywood Drive, Universal City, California 91608, on Saturday, June 23, 2007, at the hour of 1:30 p.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Signalife’s Notice of Annual Meeting of Shareholders And Proxy Statement dated June 1, 2007 (the “Proxy Statement”).

1.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

The election of the following seven nominees identified in the Proxy Statement to serve on Signalife’s board of directors until their successors have been elected and qualified:

PAMELA M. BUNES        ELLSWORTH ROSTON       LOWELL T. HARMISON

JENNIFER BLACK       ROWLAND PERKINS       CHARLES H. HARRISON        JESSE S. ROSAS

FOR	☐	WITHHOLD	☐

You may withhold authority to vote for the election of any of the director nominees by lining through his or her name above.

Signalife’s board of directors recommends that you vote “FOR” the election of the aforesaid seven director nominees to serve on its board of directors.  Unless specific direction is given to withhold authority for the election of all of the aforesaid director nominees or any of them, the common or series ‘A’ preferred shares represented by this proxy shall be voted “FOR” the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2.

PROPOSAL NO. 2:  RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of Elliott Davis, LLC, as Signalife’s independent auditors for the fiscal year ended December 31, 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Signalife’s board of directors recommends that you vote “FOR” the ratification of Elliott Davis, LLC,  as Signalife’s independent auditors for the fiscal year ended December 31, 2007.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common and series ‘A’ preferred shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

3.

PROPOSAL NO. 3:  OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common and series ‘A’ preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Signalife’s board of directors recommends that you vote “FOR” the proposal.  Unless specific direction is given to withhold authority for the aforesaid proposal, the common and series ‘A’ shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common or series ‘A’ preferred shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked.  This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated June 1, 2007 relating to the Annual Meeting.

NOTE:  Please date this proxy and sign it exactly as your name or names appear on your shares.  If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such.  If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

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